As of November 3, 1994

                                 CONFIRMATION

                    Reference is made to the Voting Agreement and Proxy, dated as of August 23, 1994, between WP Investors, Inc., a Delaware corporation (the "Buyer"), and Milton Petrie, the record and beneficial owner of 28,111,274 shares of common stock of Petrie Stores Corporation, a New York corporation (the "Seller"), as consented to and agreed by Toys "R" Us, Inc. ("Toys") (the "Voting Agreement") and to the Amendment to the Purchase Agreement (as such term is defined in the Voting Agreement) (the "Amendment") which the Buyer and the Seller are entering into concurrently herewith.

                    In consideration of the premises and the agreements set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agree as follows:
          1) that the "Transaction" as defined in the Voting Agreement shall include the transactions contemplated by the Purchase Agreement, as amended by the Amendment, 2) that all references to the Purchase Agreement in the Voting Agreement shall hereafter be deemed references to the Purchase Agreement as amended by the Amendment, and
          3) that, except as otherwise provided herein, the Voting Agreement shall remain unchanged and in full force and effect.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              WP INVESTORS, INC.

                              By:  /s/ Errol M. Cook
                                   Name: Errol M. Cook
                                   Title: Vice President

                              MILTON PETRIE

                              By:  /s/ Bernard Petrie
                                   Bernard Petrie, as Attorney-in-Fact

                              By:  /s/ Joseph H. Flom
                                   Joseph H. Flom, as Attorney-in-Fact

                              By:  /s/ Jerome A. Manning
                                   Jerome A. Manning, as Attorney-in-Fact

                              By:  /s/ Albert Ratner
                                   Albert Ratner, as Attorney-in-Fact

          Consented and Agreed:

          TOYS "R" US, INC.

          By:  /s/ Louis Lipschitz
          Name:  Louis Lipschitz
          Title: Senior V.P. Finance and CFO